EXHIBIT B



                    INDEMNIFICATION AGREEMENT (the "Agreement") entered
               into as of the day of , 1997, by and between Boston Technology, Inc., a Delaware corporation with a place of business at 100 Quannapowitt Parkway, Wakefield, MA 01880 (the "Company"), and [insert name] (the "Indemnitee"), a director or officer of the Company residing at [insert address].


          WHEREAS it is essential to the Company to retain and attract as directors and officers the most capable persons available;

          WHEREAS it is now and has always been the express policy of the Company to indemnify its directors and officers to the maximum possible extent permitted by law;

          WHEREAS the Company has agreed to be acquired by Comverse Technology, Inc., a New York corporation pursuant to the terms of the Agreement and Plan of Merger between the Company and CT dated as of August 20, 1997 (the "Merger Agreement");

          WHEREAS, under the Merger Agreement, all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time (all terms not defined herein shall have the same meaning as in the Merger Agreement) now existing in favor of the current or former directors or officers of the Company and its subsidiaries as provided in their respective certificates of incorporation or by-laws (or comparable organizational documents) shall survive the Merger and shall continue in full force and effect in accordance with their terms and, as of the Effective Time, CT shall assume the obligations of the Company under this Agreement;

          WHEREAS the Indemnitee does not regard the protection available under the Company's Certificate of Incorporation and insurance as necessarily adequate in the present circumstances, and may not be willing to continue to serve as a director or officer of the Company without adequate protection; and

          WHEREAS the Company desires the Indemnitee to continue to serve as a director or officer of the Company.


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          NOW, THEREFORE, in consideration of the mutual covenants
contained herein, the parties agree as follows:

          1. Agreement to Serve. The Indemnitee agrees to continue to serve as a director or officer of the Company for so long as he or she is duly elected or appointed or until such time as he or she resigns or is removed in accordance with the Company's by-laws.

          2. Right to Indemnification. The Company shall indemnify, defend and hold harmless the Indemnitee against all losses, claims, damages, costs, expenses, liabilities or judgments or amounts that are paid in settlement of (with the approval of the Company, which approval shall not be unreasonably withheld or delayed) or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that the Indemnitee is or was a director, officer or employee of the Company or any of its subsidiaries, whether pertaining to any matter existing or occurring at or prior to the Effective Time and whether asserted or claimed prior to, or at or after, the Effective Time (the "Indemnified Liabilities") including, without limitation, all losses, claims, damages, costs, expenses, liabilities or judgments based in whole or in part on, or, arising in whole or in part out of, or pertaining to the Merger Agreement or the transactions contemplated thereby, in each case to the maximum possible extent a corporation is permitted under Delaware law to indemnify its directors, officers and employees, as the case may be.

          3. Advance of Expenses. The Company will pay or reimburse the expenses of the Indemnitee in advance of the final disposition of any such claim, action, suit, proceeding or investigation to the maximum possible extent permitted by law upon receipt of any undertaking contemplated by
Section 145(e) of the Delaware General Corporation Law.

          4. Retention of Counsel. In the event any such claim, action, suit, proceeding or investigation is brought against the Indemnitee (whether arising before or after the Effective Time), (i) the Indemnitee may retain counsel satisfactory to him or her and the Company, (ii) the Company shall pay all reasonable fees and expenses of such counsel for the Indemnitee promptly as statements therefor are received, and (iii) the Company will use all reasonable efforts to assist in the vigorous defense of any such matter, provided that the Company shall not be liable for any settlement of any claim effected without its written consent, which consent shall not be unreasonably withheld or delayed. The Indemnitee (and all other directors and officers of the Company seeking indemnification with respect to the same matter) as a group may retain only one law firm to represent them with respect to such matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of the Indemnitee and one or more other directors and officers of the Company.

          5. Notice of Claim. In order to claim indemnification under this Agreement, the Indemnitee shall, upon learning of any such claim, action, suit, proceeding or investigation, promptly notify the Company (but the failure so to notify the Company shall not relieve it from any liability which it may have under this Agreement except to the extent such failure prejudices the Company), and shall deliver to the Company the undertaking contemplated by Section 145(e) of the Delaware General Corporation Law,

          6. Remedies. The right to indemnification or advancement of expenses as provided by this Agreement shall be enforceable by the Indemnitee in any court of competent jurisdiction if the Company denies such request, in whole or in part, or if no disposition thereof is made. Unless otherwise required by law, the burden of proving that indemnification is not appropriate shall be on the Company. The Indemnitee's expenses reasonably incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, shall also be indemnified by the Company.

          7. Indemnification Hereunder Not Exclusive. The indemnification and advancement of expenses provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may be entitled under the Certification of Incorporation or by-laws of the Company, the Delaware General Corporation Law, any other law (common or statutory), or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding office for the Company.

          8. No Special Rights. Nothing herein shall confer upon Indemnitee any right to continue to serve as an officer or director of the Company for any particular period of time or at any particular rate of compensation.

          9. Savings Clause. If this Agreement or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall

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nevertheless indemnify Indemnitee as to expenses, judgments, fines, penalties and amounts paid in settlement to the maximum possible extent permitted by any applicable portion of this Agreement that shall not have been invalidated and to the maximum possible extent permitted by applicable law.

          10. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute the original.

          11. Successors and Assigns. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of the estate, heirs, executors, administrators and personal representatives of the Indemnitee.

          12. Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

          13. Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof nor shall any such waiver constitute a continuing waiver.

          14. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been given (i) when delivered by hand or (ii) if mailed by certified or registered mail with postage prepaid, on the third day after the date on which it is so mailed, to the addresses set forth above or to such other address as may have been furnished to the Indemnitee by the Company or to the Company by Indemnitee, as the case may be.

          15. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.


          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above.


                                        BOSTON TECHNOLOGY, INC.,

                                          by
                                             ---------------------
                                             Name:
                                             Title:


                                        [INDEMNITEE],

                                          by
                                             ---------------------
                                             Name:
                                             Title: